UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

QUALSTAR CORPORATION

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3927330 (I.R.S. Employer Identification No.)

1267 Flynn Road Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Qualstar Corporation
2017 Stock Option and Incentive Plan

(Full title of the plan)

Louann Negrete

Chief Financial Officer

Qualstar Corporation

1267 Flynn Road

Camarillo, California 93012

(Name and address of agent for service)

(805) 583-7744

(Telephone number, including area code, of agent for service)

Copies to:

Jonathan Friedman, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, no par value per share	100,000 (3)	$4.49	$449,000	$54.42

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $4.49, the average of the high and low reported sales prices of the Registrant’s common stock on the NASDAQ Capital Market on August 20, 2019.

(3)	Represents 100,000 shares reserved for issuance pursuant to the 2017 Stock Option and Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Qualstar Corporation, a California corporation (the “Registrant”), relating to 100,000 shares of its common stock, no par value per share (the “Common Stock”), issuable under the Qualstar Corporation 2017 Stock Option and Incentive Plan (the “Plan”), which Common Stock is in addition to the 200,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 10, 2017 (Registration No. 333-219847) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

●	our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 (filed on March 7, 2019);

●	our Quarterly Reports on Form 10-Q for our quarter ended March 31, 2019 (filed on May 7, 2019) and for our quarter ended June 30, 2019 (filed on August 13, 2019);

●

our Current Reports on Form 8-K, dated March 15, 2019 (filed on March 21, 2019), dated April 13, 2019 (filed on April 18, 2019), dated May 22, 2019 (filed on May 29, 2019) and dated July 8, 2019 (filed on July 11, 2019); and

●

the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on March 23, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant’s file number with the Commission is No. 001-35810.

Item 8.     Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit		Incorporated by Reference				Filed Herewith
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date

5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
23.1	Consent of RBSM, LLP					X
23.3	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X
99.1	Qualstar Corporation 2017 Stock Option and Incentive Plan	8-K/A	001-35810	10.1	June 29, 2017
99.2	Amendment No. 1 to Qualstar Corporation 2017 Stock Option and Incentive Plan	10-Q	001-35810	10.1	August 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on August 21, 2019.

QUALSTAR CORPORATION (Registrant)

By:	/s/ Louann Negrete
Louann Negrete
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven N. Bronson and Louann Negrete, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Steven N. Bronson	Chief Executive Officer and Director	August 21, 2019
Steven N. Bronson	(Principal Executive Officer)

/s/ Louann Negrete	Chief Financial Officer	August 21, 2019
Louann Negrete	(Principal Financial and Accounting Officer)

/s/David J. Wolenski	Director	August 21, 2019
Davis J. Wolenski

/s/Leonard Hagan	Director	August 21, 2019
Leonard Hagan

/s/ Nicholas A. Yarymovych	Director	August 21, 2019
Nicholas A. Yarymovych

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